UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): (December 23, 2004)

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2004, Gerber Scientific, Inc. (the "Company") entered into a separation agreement, dated as of December 21, 2004, with Doris W. Skoch, who currently serves as Senior Vice President of the Company and President of the Company's Spandex Ltd. unit. As announced on November 10, 2004, Ms. Skoch will cease to be employed by the Company after April 30, 2005, the end of the Company's current fiscal year. Under the terms of the separation agreement, Ms. Skoch will continue to serve in her current positions until January 31, 2005. Thereafter, until April 30, 2005, she will remain available to provide such services as the Company may require. Following the termination of her employment, Ms. Skoch will receive a severance payment, payable in accordance with the Company's normal employee payroll practices, in an amount equal to six months of her current base salary and will be eligible to receive any annual incentive bonus awarded by the Management Development and Compensation Committee of the Board of Directors for fiscal year 2005 pursuant to the Company's 2005-2006 Executive Annual Incentive Bonus Plan. Ms. Skoch has agreed not to compete with the Company for a period of two years after April 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	December 23, 2004	By:	/s/ Anthony L. Mattachione
Anthony L. Mattacchione Vice President and Corporate Controller (Duly Authorized Officer and Principal Accounting Officer)